                                                                     Exhibit 3.6

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                RA BRANDS, L.L.C.

                                  June 30, 2000

          This Limited Liability Company Agreement (this "Agreement") of RA Brands, L.L.C., is entered into by Remington Arms Company, Inc., as the sole member (the "Member").

          The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

                                    ARTICLE I
                                 FORMATION, ETC.

          1.1. Name. The name of the limited liability company formed hereby is RA Brands, L.L.C. (the "Company").

          1.2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

          1.3. Term. The term of the Company commenced on the date the certificate of formation of the Company was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 9.

          1.4. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

          1.5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          1.6. Principal Place of Business. The principal place of business of the Company shall be located at 870 Remington Drive, Madison, North Carolina 27025-0700. The location of the Company's principal place of business may be changed by the Board (as defined below) from time to time in accordance with the then applicable provisions of the Delaware Act and any other applicable laws.

          1.7. Qualification in Other Jurisdictions. Any authorized person of the Company shall execute, deliver and file any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          1.8. Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall end on December 31.

          1.9. Member. The name and the mailing address of the Member are as follows:

          Name                               Address
          ----                               -------

          Remington Arms Company, Inc.       870 Remington Drive
                                             P.O. Box 700
                                             Madison, N.C. 27025-0700

                                   ARTICLE II
                               BOARD OF DIRECTORS

          2.1. Generally. The business and affairs of the Company shall be managed by or under the direction of a committee of the Company (the "Board") consisting of at least three natural persons designated as directors (the "Directors") as provided below. The Board shall have discretion to manage and control the business and affairs of the Company, to make decisions affecting the business and affairs of the Company, and to take actions as it deems necessary or appropriate to accomplish the purposes of the Company and to exercise all of the power and authority that limited liability companies may take under the Act, provided, however, that there shall be reserved to the Member the powers that, under the General Corporation Law of the State of Delaware (8 Del. C. Section 101, et seq.) (the "GCL"), are reserved to the stockholders of a corporation organized under laws of the State of Delaware.

          2.2. Election of Board. The Directors shall be chosen by the Member. The initial Directors of the Company will be as set forth on Annex A hereto. Each Director shall hold office until a successor is selected by the Member or until such Director's death, resignation or removal. Each Director is hereby designated as a "manager" (within the meaning of the Act) of the Company.

          2.3. Meetings of the Board. The Board shall meet from time to time to discuss the business of the Company. The Board may hold meetings either within or without the State of Delaware. Meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board or the Member. Any Director may call a meeting of the Board on three (3) days' notice to each other Director, either personally, by telephone, by facsimile or by any other similarly timely means of communication.

          2.4. Quorum and Acts of the Board. At all meetings of the Board, a majority of the Directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

          2.5. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

          2.6. Committees of Directors. The Board may, by resolution passed by unanimous consent of the Directors, designate one or more committees. Such resolution shall specify the duties and quorum requirements of such committees, each such committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

          2.7. Compensation of Directors. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at such meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. No Director who is an employee of the Member or the Company shall receive compensation for his or her service as a Director.

          2.8. Resignation. Any Director may resign at any time by giving written notice to the Company. The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective.

          2.9. Removal of Directors. If at any time the Member desires to remove, with or without cause, any Director, the Member shall have the power to take all such actions promptly as shall be necessary or desirable to cause the removal of such Director. Any vacancy caused by any such removal may be filled in accordance with Section 2.10 below.

          2.10. Vacancies. If any vacancies shall occur in the Board, by reason of death, resignation, removal or otherwise, the Directors then in office shall continue to act, and such vacancies may be filled by a majority of the Directors then in office, although less than a quorum. A Director selected to fill a vacancy shall hold office until his or her successor has been selected and qualified or until his or her earlier death, resignation or removal.

          2.11. Directors as Agents. The Directors, to the extent of their powers set forth in this Agreement, are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers shall bind the Company.

                                   ARTICLE III
                                    OFFICERS

          3.1. Executive Officers. The officers of the Company shall be a President, one or more Vice-Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board, and shall hold office during the pleasure of the Board. In addition, the Board may elect one or more Assistant Treasurers or Assistant Secretaries. All vacancies occurring among any of the officers shall be filled by the Board. Any officer may be removed and/or replaced at any time by the affirmative vote of a majority of the Directors present at a regular meeting of Directors or at a special meeting of Directors called for the purpose. The initial officers of the Company will be as set forth on Annex B hereto.

          3.2. Other Officers. The Board may appoint, remove and replace such other officers, including assistant officers and agents, with such powers and duties as it shall deem necessary. The Board may by resolution authorize the President to appoint and remove such other officers.

          3.3. Evidence of Authority. Any person or entity dealing with the Company, the Member or any of the persons described in Section 3.1 above (collectively, the "Authorized Officers") may rely upon a certificate signed by the Secretary or an Assistant Secretary of the Company as to the identity of the Member or an Authorized Officer and as to the authority of the Member or such Authorized Officer to execute and deliver any instrument or document on behalf of the Company.

          3.4. The President. The President of the Company shall have general charge of the business, affairs and property of the Company and general supervision over its other employees and agents. In general, the President shall perform all such duties and exercise such powers as are incident to the office of the president or chief executive officer of a corporation organized under the GCL and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board. The President shall have the authority to sign, in the name and on behalf of the Company, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Company, and together with the Secretary, conveyances of real estate and other documents and instruments. The President shall have the power and authority to take all actions required to be taken by or on behalf of the Company that are contemplated by this Agreement.

          3.5. The Vice President. Each Vice President of the Company, if any, shall perform such duties and exercise such powers as may be assigned to each of them from time to time by the President and shall have the authority to act on behalf of the Company, subject to the terms and conditions of this Agreement.

          3.6. The Treasurer. The Treasurer of the Company shall be the chief financial officer of the Company and, subject to the authority of the President, perform such duties and exercise such powers as are incident to the office of the treasurer of a corporation organized under the GCL and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

          3.7. The Secretary. The Secretary of the Company shall keep the records of all meetings and written actions of the Board and shall be the custodian of all contracts, deeds, documents and all other indicia of title to properties owned by the Company and of its other corporate records and, subject to the authority of the President, perform such duties and have such powers as are incident to the office of the secretary of a corporation organized under the GCL and shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

          3.8. Authorized Persons. Each of Judith Church and Sung Pak (or such other person as may from time to time be designated by the Member for such purpose) (collectively, the "Authorized Persons") is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and cause to be filed the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                                   ARTICLE IV
                         CAPITAL CONTRIBUTIONS AND UNITS

          4.1. Initial Capital Contribution. The Member agrees to contribute the Contributed Assets as defined in the Contribution and Subscription Agreement, of even date herewith, between the Member and the Company.

          4.2. Additional Contributions. The Member shall have the right, but not the obligation, to make additional capital contributions to the Company at the times and in the amounts determined by the Member.

          4.3 Membership Units. The limited liability company interests in the Company including the right to share in income, gains, losses, deductions, credits, or similar items of, and to receive distributions from, the Company pursuant to this Agreement and the Act (such interests, "Membership Interests"), shall be represented by units of Membership Interest ("Membership Units") issued by the Company to the Member. The Company is hereby authorized to issue as many as One Hundred (100) Membership Units. The Board is hereby authorized to issue and sell all or any lesser number of the Company's Membership Units, to such persons, at such time, in such amounts as may be approved by the Board of Directors and to accept in payment therefor money or other property, tangible or intangible, actually received, or labor or services actually performed for the Corporation, for its benefit or in its formation.

                                    ARTICLE V
                        DISSOLUTION, ASSIGNMENT, TRANSFER

          5.1. Dissolution. The Company shall be dissolved upon the earliest to occur of any of the following: (a) the sale, transfer or other disposition of all the assets of the Company, (b) the effective date of the written decision of the Member to dissolve the

Company, (c) the entry of a decree of judicial dissolution under Section 18-802 of the Act, or (d) the bankruptcy, retirement, resignation, expulsion or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the Company.

          5.2. Transfers. The Member shall be permitted to transfer all or any portion of its interest in the Company. One or more additional members may be admitted to the Company with the consent of the Member.

          5.3.    Resignation. The Member may not resign from the Company.

                                   ARTICLE VI
                     LIABILITY, EXCULPATION, INDEMNIFICATION

          6.1. Liability of the Member. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

          6.2. Exculpation. (a) Neither the Member, any Director, any Authorized Officer, any Authorized Person, nor any of their respective affiliates, directors, advisory directors, members, officers or employees (each, a "Covered Person"), shall be liable to the Company or the Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. Whenever in this Agreement a Covered Person is permitted or required to make decisions in good faith, the Covered Person shall act under such standard and shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise.

          (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such person's or entity's professional or expert competence.

          6.3. Fiduciary Duty. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Member, a Covered Person acting under this Agreement shall not be liable to the Company or to the Member for such Covered Person's good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Covered Person.

          6.4 Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any costs and expenses (including attorneys' fees and disbursements), loss, liability, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company. To the fullest extent permitted by applicable law, expenses (including attorneys' fees and disbursements) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, subject to recapture by the Company following a later determination that such Covered Person was not entitled to be indemnified hereunder.

                                   ARTICLE VII
                                  MISCELLANEOUS

          7.1. Amendment, Waiver, Etc. This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

          7.2. Certificates. The Member shall be entitled to a certificate representing its interest in the Company, in such form as may from time to time be prescribed by the Board. Such certificate shall be signed by an officer of the Company, which signature may be a facsimile thereof. In case the officer of the Company who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be an officer of the Company before such certificate is issued, it may be issued by the Company with the same effect as if such person were an officer of the Company at the time of its issue. The certificate shall contain a legend with respect to any restrictions on transfer.

          7.3. Application of Article 8 of the Uniform Commercial Code. The Company hereby irrevocably elects that all Membership Interests shall be securities governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware. Each certificate evidencing Membership Units shall bear the following legend:

          "THIS CERTIFICATE EVIDENCES A MEMBERSHIP INTEREST IN RA BRANDS, L.L.C. AND SHALL BE A SECURITY FOR PURPOSES OF ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE IN EFFECT IN THE STATE OF DELAWARE."

Any Membership Unit certificate issued pursuant to the Contribution and Subscription Agreement, of even date herewith, between the Member and the Company, shall also bear any legend required pursuant to the terms thereof.

          7.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

          7.5. General. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. This Agreement shall be binding upon and inure to the benefit of all parties hereto and their successors and permitted assigns. Except as provided in Sections 6.2 through 6.4 with respect to the exculpation and indemnification of Covered Persons, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their successors and permitted assigns. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

          IN WITNESS WHEREOF, the undersigned, being the sole Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

                                              REMINGTON ARMS COMPANY, INC.


                                              By: /s/ Mark A. Little
                                                  -----------------------------
                                                  Name:  Mark A. Little
                                                  Title: Exec. V.P., C.F.O. and
                                                         C.A.O.

                                     ANNEX A

Thomas L. Millner
Mark A. Little
Nicole M. Apple

                                     ANNEX B

Thomas L. Millner          President
Mark A. Little             Vice President
Nicole M. Apple            Secretary and Treasurer